Exhibit 10.29

EXECUTION VERSION

AMENDMENT AND WAIVER TO THE

CREDIT AGREEMENT

THIS AMENDMENT AND WAIVER, dated as of February 6, 2009 (this “Amendment and Waiver”), is an amendment to and waiver of certain provisions of that certain Credit Agreement, dated as of 4 December 2007, relating to a 5-Year Revolving Credit Facility and a 3-Year Revolving Credit Facility (the “Credit Agreement”), by and among PHILIP MORRIS INTERNATIONAL INC., as borrower (“PMI”), the Lenders party thereto, and JPMORGAN EUROPE LIMITED, as facility agent and swingline agent (the “Facility Agent”).

W I T N E S S E T H

WHEREAS, PMI has requested certain amendments and waivers to the Credit Agreement to effect the non-pro rata termination of the Revolving Credit Commitments of Lehman Commercial Paper Inc., UK Branch (“LCPI”) and

WHEREAS, LCPI and the Revolving Credit Lenders holding at least 50.1% of the aggregate Revolving Credit Commitments have approved the amendment and waiver of certain provisions of the Credit Agreement in accordance with Section 9.1 of the Credit Agreement and the terms hereof and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms.

For the purposes of this Amendment and Waiver, all capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

SECTION 2. Amendments.

It is the intention of the parties hereto that the Revolving Credit Commitments of LCPI under the Credit Agreement be irrevocably terminated in whole on a non-pro rata basis (the “LCPI Commitment Termination”), effective as of the Effective Date (defined below). LCPI shall no longer have any obligation to fund any amount of or extend any credit under the Credit Agreement, provided that LCPI shall remain entitled to its rights pursuant to indemnification and other provisions of the Credit Agreement which by their terms would survive the repayment of the Credit Agreement and the LCPI Commitment Termination. In order to reflect the LCPI Commitment Termination, all references to “Lehman Commercial Paper Inc.” contained in the Credit Agreement and the Schedules thereto shall be deleted in their entirety, including, without limitation, the following:

(a) Schedule 4A shall be amended to remove “Lehman Commercial Paper Inc., UK Branch US$307,500,000” from the list of Tranche A Revolving Credit Commitments and to replace “TOTAL US$3,000,000,000” with “TOTAL US$2,692,500,000”; and

(b) Schedule 4B shall be amended to remove “Lehman Commercial Paper Inc., UK Branch US$102,500,000” from the list of Tranche B Revolving Credit Commitments and to replace “TOTAL US$1,000,000,000” with “TOTAL US$897,500,000.”

SECTION 3. Waivers.

In connection with the LCPI Commitment Termination, any provision of the Credit Agreement that may be read to conflict with such termination is hereby waived, in each case solely in relation to the Revolving Credit Commitments of LCPI, including, without limitation, compliance with Section 2.14(a) of the Credit Agreement (Termination or Reduction of the Commitments).

SECTION 4. Representations and Warranties of PMI. PMI represents and warrants to the Lenders party hereto as of the Effective Date (as defined below) that:

(a) The execution, delivery and performance of this Amendment and Waiver are within PMI’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) PMI’s charter or by-laws or (ii) in any material respect, any law, rule, regulation or order of any court or governmental agency or any contractual restriction binding on or affecting it.

(b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by PMI of this Amendment and Waiver.

(c) This Amendment and Waiver is a legal, valid and binding obligation of PMI enforceable against PMI in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) The representations and warranties contained in Section 4.1 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) and in subsection (f) thereof (other than clause (i) thereof)) are correct as though made on and as of the Effective Date (as defined below).

(e) No Default or Event of Default has occurred and is continuing.

(f) On the date hereof and on the Effective Date, there are no Revolving Credit Advances outstanding under the Credit Agreement.

SECTION 5. Conditions to Effectiveness. In accordance with Section 9.1 of the Credit Agreement, this Amendment and Waiver shall become effective on the date (the “Effective Date”) upon which the Facility Agent has received either (i) counterparts of this Amendment and Waiver signed on behalf of PMI, LCPI and Revolving Credit Lenders holding 50.1% of the aggregate Revolving Credit Commitments or (ii) written evidence satisfactory to the Facility Agent (which may include a telecopy transmission of an executed signature page of this Amendment and Waiver) that such parties have signed counterparts of this Amendment and Waiver.

SECTION 6. Reference to and Effect on the Credit Agreement.

(a) On and after the Effective Date, the Credit Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of PMI, the Lenders and the Facility Agent shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment and Waiver shall be deemed to be part of the terms and conditions of the Credit Agreement for any and all purposes and shall be binding on each party to the Credit Agreement. Except as expressly modified and expressly amended by this Amendment and Waiver, the Credit Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect, including, without limitation, the Revolving Credit Commitments of all Revolving Credit Lenders other than LCPI.

(b) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement, as amended by this Amendment and Waiver.

(c) The execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement nor constitute a waiver of any provision of the Credit Agreement.

SECTION 7. Governing Law.

This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8. Execution in Counterparts.

This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

SECTION 9. Headings. The headings of this Amendment and Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature pages intentionally omitted.]

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